Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-49870 and 333-39692) and the Registration Statements on Form S-8 (Nos. 333-55076, 333-47972, 333-38610, 333-32554, 333-83783, 333-79043, 333-71278, 333-96891, and 333-112426) of Redback Networks Inc. of our report dated March 12, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 15, 2004